Exhibit 10.1

ADDENDUM TO PARTICIPATION AGREEMENT
This Addendum to Participation Agreement (the “Addendum”), dated as of _________, 2020, is by and between the Company and Executive and supplements the Participation Agreement, dated as of February 22, 2019, between the Company and Executive (the “Participation Agreement”). The Participation Agreement shall remain in full force and effect as supplemented by this Addendum. Unless otherwise defined herein, capitalized terms used in this Addendum shall have the meanings ascribed to such terms in the Severance Plan or the Participation Agreement. This Addendum is deemed advisable by the Administrator to modify the Participation Agreement and to memorialize certain terms of Executive’s participation in the Severance Plan. This Addendum is a requisite part of the Participation Agreement and does not constitute an adverse modification, amendment or termination of the Severance Plan.
For purposes of Executive and Executive’s Participation Agreement, the definition of “Reference Bonus” in Section 2.21 of the Severance Plan is amended and replaced in its entirety with the following:
“2.21 “Reference Bonus” means the average of the Bonus (including any deferred Bonus) paid to the Participant for the three (3) calendar years preceding the year of the Participant’s termination of employment; or, if the Participant has not been employed long enough to have been paid a Bonus for such three (3) calendar years, the average of the Bonus (including any deferred Bonus) paid to the Participant for the number of full calendar years the Participant was employed by the Company; or, if the Participant has been employed less than one full calendar year (or has not yet been paid a Bonus for a full calendar year), the target Bonus opportunity (including any deferred target Bonus opportunity) for the Participant on an annualized basis; provided, that, regarding each of the calendar years ending or ended December 31, 2018, 2019, or 2020, respectively, if the Participant has voluntarily undertaken a discretionary reduction of the Participant’s Bonus for such year, the amount of the Bonus that the Participant would have otherwise been paid (setting aside such discretionary reduction) for such calendar year will be used for the calculations described above for such calendar year.”
For purposes of Executive and Executive’s Participation Agreement, the definition of “Pro Rata Bonus” in Section 7.1 of the Severance Plan is amended and replaced in its entirety with the following:
“3. An amount equal to the product of (A) the Bonus actually earned by the Participant (if any) for the year in which the Qualifying Termination occurs (or, in the event that the Qualifying Termination occurs in the 2020 calendar year and the Participant voluntarily undertakes a discretionary reduction of the Participant’s Bonus for such year, the amount of the Bonus that the Participant would have otherwise been paid – setting aside such discretionary reduction – for such year), multiplied by (B) a fraction

(in no case greater than 1) the numerator of which is the number of days from (and including) the first day of the applicable performance period for such Bonus through (and including) the date of such Qualifying Termination and the denominator of which is the total number of days in the applicable performance period for such Bonus (such amount, the “Pro Rata Bonus”).”
For purposes of Executive and Executive’s Participation Agreement, with respect to any event in which Executive voluntarily undertakes a discretionary reduction of Executive’s Bonus for the 2020 calendar year (“Voluntary Bonus Reduction”), Executive hereby agrees and consents that such Voluntary Bonus Reduction shall not, on its own or by itself, constitute an event of Good Reason for purposes of the Severance Plan.

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IN WITNESS WHEREOF, the Company and Executive have executed this Addendum as of the date noted above.

PEABODY ENERGY CORPORATION  EXECUTIVE

_______________________________  _______________________________
By: Scott T. Jarboe     [Executive]
Chief Legal Officer